                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]
--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                          MICROFINANCIAL INCORPORATED
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                             [MICROFINANCIAL LOGO]

                               950 Winter Street
                          Waltham, Massachusetts 02451

                                 April 19, 2001

Dear Stockholder:

     I am pleased to invite you to the 2001 Special Meeting of Stockholders in Lieu of Annual Meeting of MicroFinancial Incorporated ("MicroFinancial"), which will be held on Thursday, May 17, 2001, at 4:30 p.m., at Edwards & Angell, LLP, 101 Federal Street, Boston, Massachusetts.

     The accompanying Notice of Special Meeting of Stockholders and proxy statement contain the matters to be considered and acted upon. Please read these materials carefully.

     Matters scheduled for consideration at the Special Meeting are the election of one director for a three-year term and the amendment of the MicroFinancial Incorporated 1998 Equity Incentive Plan to increase the number of shares of common stock reserved under such plan from 2,000,000 to 4,000,000 shares.

     I hope you will be able to attend the meeting, but if you cannot do so, it is important that your shares be represented and voted. ACCORDINGLY, I URGE YOU TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE RETURN ENVELOPE PROVIDED.

                                          Very truly yours,

                                          /s/ PETER R. BLEYLEBEN
                                          --------------------------------------
                                          PETER R. BLEYLEBEN
                                          President and Chief Executive Officer

                          MICROFINANCIAL INCORPORATED
                               950 WINTER STREET
                          WALTHAM, MASSACHUSETTS 02451

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           IN LIEU OF ANNUAL MEETING

                                 APRIL 19, 2001

     The Special Meeting of Stockholders in Lieu of Annual Meeting of MicroFinancial Incorporated, a Massachusetts corporation ("MicroFinancial"), will be held Thursday, May 17, 2001, at 4:30 p.m., at Edwards & Angell, LLP, 101 Federal Street, Boston, Massachusetts for the purpose of considering and voting upon:

          1. The election of one director for a three-year term.

          2. The amendment of the Corporation's 1998 Equity Incentive Plan to increase the number of reserved shares of common stock under that plan from 2,000,000 to 4,000,000 shares.

          3. The transaction of such other business as may properly come before the Special Meeting.

     The record date for determining stockholders entitled to notice of, and to vote at, the Special Meeting is the close of business on April 12, 2001. MicroFinancial's transfer books will not be closed.

                                          By Order of the Board of Directors,

                                          /s/ RICHARD F. LATOUR
                                          --------------------------------------
                                          RICHARD F. LATOUR
                                          Clerk

Waltham, Massachusetts
April 19, 2001

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE, USING THE RETURN ENVELOPE ENCLOSED WITH THE PROXY. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                          MICROFINANCIAL INCORPORATED
                               950 WINTER STREET
                          WALTHAM, MASSACHUSETTS 02451
                             TELEPHONE 781-890-0177

                            ------------------------

                      2001 SPECIAL MEETING OF STOCKHOLDERS
                           IN LIEU OF ANNUAL MEETING

                            ------------------------

                                PROXY STATEMENT

     The enclosed proxy is solicited by the Board of Directors ("MicroFinancial Board") of MicroFinancial Incorporated ("MicroFinancial" or the "Corporation") in connection with the Special Meeting of Stockholders in Lieu of Annual Meeting (the "Special Meeting") to be held on May 17, 2001. This proxy statement and the enclosed proxy are first being sent to stockholders on or about April 19, 2001. The proxy will be voted at the Special Meeting in accordance with the instructions indicated on the proxy by the stockholder. If no instructions are indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR Proposal No. 1 and FOR Proposal No. 2.

     The record date for determining stockholders entitled to vote at the Special Meeting is the close of business on April 12, 2001. On this date, there were outstanding and entitled to vote 12,740,946 shares of Common Stock, par value $0.01 per share, of the Corporation (the "Common Stock"), each of which is entitled to one vote on each matter to be voted on at the Special Meeting. The presence (in person or by proxy) of a majority of the aggregate number of shares of Common Stock outstanding and entitled to vote on the record date is necessary to constitute a quorum at the Special Meeting. Abstentions and "broker non-votes" will be counted as present at the Special Meeting for purposes of determining whether there is a quorum. A "broker non-vote" occurs when a broker or other nominee, holding shares for a beneficial owner, has not received voting instructions on a matter from such owner and is barred by stock exchange rules from exercising discretionary authority to vote on the matter.

     Management is not aware of any matter to be considered at the Special Meeting other than those referred to in this proxy statement. If any other business should properly come before the Special Meeting, the persons named in the proxy will vote according to their best judgment.

                               VOTING PROCEDURES

     A plurality of votes of the shares of Common Stock represented at the Special Meeting is required to elect a director. In voting for the election of a director, stockholders may cast their votes in favor of or against, but abstentions may not be specified. The approval of the amendment to the 1998 Equity Incentive Plan (the "Plan") requires the affirmative vote of a majority of Common Stock, present in person or represented by proxy, and entitled to vote thereon at the Annual Meeting when a quorum is present. If a broker's authority to vote on a particular matter is limited, thus resulting in a broker non-vote, such broker non-vote will not be counted in determining the number of votes cast or entitled to vote at the Special Meeting. Abstentions are counted for this purpose. Since a broker's authority is not limited with respect to Proposal No. 1, MicroFinancial does not expect to receive any broker non-votes with respect to the election of the director. Proposal No. 2 is considered a "non-routine" matter and brokers will be prohibited from voting shares held for beneficial owners on such proposal, without specific instructions from such beneficial owners. Accordingly, broker non-votes will not affect the vote on Proposal No. 2.

     A stockholder of record may revoke a proxy by delivering written notice of revocation to Richard F. Latour, Clerk of MicroFinancial, at the address set forth above, by filing a duly executed proxy bearing a later date, or by attending the Special Meeting in person, notifying the Clerk, and voting by ballot at the Special Meeting. Any stockholder of record attending the Special Meeting may vote in person whether or not a proxy has been previously given, but the mere presence (without notifying the Clerk) of a stockholder at the Special Meeting will not constitute revocation of a previously given proxy. In addition, stockholders whose shares of Common Stock are not registered in their own name will need additional documentation from the record holder of the shares to vote in person at the Special Meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of March 31, 2001 with respect to the beneficial ownership of Common Stock of each person known by the Corporation to be the beneficial owner of more than 5% of the 12,740,946 shares of Common Stock outstanding as of such date (not including treasury stock), each director and executive officer of the Corporation and all directors and executive officers of the Corporation as a group. Each person named has sole voting and investment power with respect to the shares indicated, except as otherwise stated in the notes to the table.

                                                        NUMBER OF SHARES       PERCENTAGE OUTSTANDING OF
        NAME AND ADDRESS OF BENEFICIAL OWNER          BENEFICIALLY OWNED(1)          COMMON STOCK
        ------------------------------------          ---------------------    -------------------------
Peter R. Bleyleben(2)...............................        1,589,310                    12.4%
  66 Norfolk Road
  Chestnut Hill, Massachusetts 02464

Brian E. Boyle(3)...................................        1,434,700                    11.2%
  11 Whispering Lane
  Weston, Massachusetts 02493

Torrence C. Harder(4)...............................        1,849,629                    14.5%
  Walden Woods, 657 Sudbury Road
  Concord, Massachusetts 01742-4321

Jeffrey P. Parker(5)................................          370,840                     2.9%
  253 Meadowbrook Road
  Weston, Massachusetts 02493

Alan J. Zakon(6)....................................           70,000                       *
  32 Cardinal Lane
  Ocean Reef Club
  Key Largo, Florida 33037

Richard F. Latour(7)................................          390,550                     3.1%
  Horse Leg Hill Road
  Eaton, New Hampshire 03832

John Plumlee(8).....................................           53,940                       *
  97 By-Pass 28
  Derry, New Hampshire 03038

Carol Salvo(9)......................................           53,000                       *
  3 Woodridge Road
  Medfield, Massachusetts 02052

John J. Miller(10)..................................           48,000                       *
  4 Morningside Drive
  Topsfield, Massachusetts 01983

All directors and executive officers as a group
  (11 persons)......................................        5,898,197                    45.0%

---------------
  *  Less than 1%

 (1) Unless otherwise indicated in the footnotes, each of the stockholders named in this table has sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned by such stockholder, except to the extent that authority is shared by spouses under applicable law.

 (2) Includes 60,000 shares of Common Stock issuable upon the exercise of options issued to Dr. Bleyleben which vest on or before May 30, 2001.

 (3) Includes 30,000 shares of Common Stock issuable upon the exercise of options issued to Dr. Boyle which vest on or before May 30, 2001.

 (4) Includes 30,000 shares of Common Stock issuable upon the exercise of options issued to Mr. Harder which vest on or before May 30, 2001; 92,200 shares of Common Stock held in trust for Mr. Harder's daughter, Lauren E. Harder, over which Mr. Harder retains sole voting and investment power as the sole trustee and for which Mr. Harder disclaims beneficial ownership; 92,200 shares of Common Stock held in trust for Mr. Harder's daughter, Ashley J. Harder, over which Mr. Harder maintains voting and investment power as the sole trustee and for which Mr. Harder disclaims beneficial ownership; and 276,045 shares of Common Stock owned by Entrepreneurial Ventures, Inc. over which Mr. Harder retains shared voting and investment power through his ownership in, and positions as President and Director of, Entrepreneurial Ventures, Inc.

 (5) Includes 30,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Parker which vest on or before May 30, 2001; and 340,840 shares of Common Stock owned by The Parker Family Limited Partnership over which Mr. Parker retains shared voting and investment power through his ownership in, and position as Director of, the general partner of the Parker Family Limited Partnership.

 (6) Includes 30,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Zakon which vest on or before May 30, 2001.

 (7) Includes 34,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Latour which vest on or before May 30, 2001.

 (8) Includes 30,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Plumlee which vest on or before May 30, 2001.

 (9) Includes 30,000 shares of Common Stock issuable upon the exercise of options granted to Ms. Salvo which vest on or before May 30, 2001; and 23,000 shares of Common Stock held jointly by Ms. Salvo and her husband over which Ms. Salvo shares voting and investment power with her husband.

(10) Includes 48,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Miller which vest on or before May 30, 2001.

                                   PROPOSAL 1

                              ELECTION OF DIRECTOR

     As of the date of this proxy statement, the MicroFinancial Board consists of 5 persons. The MicroFinancial Board is divided into three classes, with each class serving staggered terms of three years, so that only one class is elected in any one year. One director is to be elected at the Special Meeting to serve until the 2004 Special Meeting and until his successor is elected and has qualified. A Director is elected by a plurality of votes of the shares of Common Stock, present in person or represented by proxy, and entitled to vote at the Special Meeting (or Special Meeting in lieu thereof) when there is a quorum. The nominee for director is Peter R. Bleyleben. The nominee for director is presently a director of MicroFinancial. He has consented to being named a nominee in this proxy statement and has agreed to serve as a director if elected at the Special Meeting. In the event that the nominee is unable to serve, the persons named in the proxy have discretion to vote for another person if the other person is designated by the MicroFinancial Board. The MicroFinancial Board has no reason to believe that the nominee will be unavailable for election.

                      THE MICROFINANCIAL BOARD RECOMMENDS
              A VOTE "FOR" THE NOMINEE FOR ELECTION AS A DIRECTOR.

                              NOMINEE FOR DIRECTOR

NOMINEE, AGE AND                              PRINCIPAL OCCUPATION AND
COMMITTEE MEMBERSHIP                             OTHER INFORMATION
--------------------                          ------------------------
Term Expiring in 2004

Peter R. Bleyleben, 48      Peter R. Bleyleben has served as President, Chief Executive
                            Officer and Director of the Corporation or its predecessor since June 1987. Before joining the Corporation, Dr.
                            Bleyleben was Vice President and Director of the Boston
                            Consulting Group, Inc. ("BCG") in Boston. During his more
                            than eight years with BCG, Dr. Bleyleben focused his
                            professional strategic consulting practice on the financial services and telecommunications industries. Prior to joining
                            BCG, Dr. Bleyleben earned an M.B.A. with distinction and
                            honors from the Harvard Business School, an M.B.A. and a
                            Ph.D. in Business Administration and Economics,
                            respectively, from the Vienna Business School in Vienna,
                            Austria and a B.S. in Computer Science from the Vienna
                            Institute of Technology.

                              CONTINUING DIRECTORS

DIRECTOR, AGE AND                             PRINCIPAL OCCUPATION AND
COMMITTEE MEMBERSHIP                             OTHER INFORMATION
--------------------                          ------------------------
Terms Expiring in 2003

Brian E. Boyle, 53          Brian E. Boyle, the Chief Executive Officer of the
Audit Committee;            Corporation from 1985 to 1987 and Chairman of the
Compensation Committee      MicroFinancial Board from 1985 to 1995, has served as a
                            Director of the Corporation or its predecessor since 1985
                            and has been a member of the Audit Committee and the
                            Compensation Committee since 1997. He is currently the Vice
                            Chairman and a Director of Boston Communications Group, Inc.
                            ("Communications"), a Boston-based provider of call
                            processing to the global wireless industry. He has also
                            served as Chairman and Chief Executive Officer of GoldK,
                            Inc. since 1999. Prior to joining Communications, Dr. Boyle was the Chairman and Chief Executive Officer of Credit
                            Technologies, Inc., a Massachusetts-based provider of credit decision and customer acquisition software, from 1989 to
                            1993. From 1995 to 1999 he was a Director of Saville
                            Systems, a global telecommunications billing software
                            company, with its United States headquarters in Burlington,
                            Massachusetts, and served as a member of its Compensation
                            Committee from 1995 to October 1999. Dr. Boyle is also a
                            director of several private companies. Dr. Boyle earned his
                            A.B. in Mathematics and Economics from Amherst College and a
                            B.S. in Electrical Engineering and Computer Science, an M.S.
                            in Operations Research, an E.E. in Electrical Engineering
                            and Computer Science and a Ph.D. in Operations Research, all
                            from the Massachusetts Institute of Technology.

DIRECTOR, AGE AND                             PRINCIPAL OCCUPATION AND
COMMITTEE MEMBERSHIP                             OTHER INFORMATION
--------------------                          ------------------------
Alan J. Zakon, 65           Alan J. Zakon has served as a Director of the Corporation
Chairman, Audit Committee;  since 1988 and has served as Chairman of the Audit Committee
Compensation Committee      since 1997. Since 1995, he has been the Vice Chairman and a
                            Director, and since November 1997, Chairman of the Executive
                            Committee, of Autotote Corporation, a New York-based global gaming and simulcasting company. Dr. Zakon served as
                            Managing Director of Bankers Trust Corporation from 1989 to
                            1995 where he was Chairman of the Strategic Policy
                            Committee. Dr. Zakon is a Director of Arkansas-Best Freight
                            Corporation, a nationwide commercial transportation and
                            trucking company. Dr. Zakon holds a B.A. from Harvard
                            University, an M.S. in Industrial Management from the Sloane
                            School at the Massachusetts Institute of Technology and a
                            Ph.D. in Economics and Finance from the University of
                            California at Los Angeles.
Terms Expiring in 2002

Torrence C. Harder, 57      Torrence C. Harder has served as a Director of the
Chairman, Compensation      Corporation since 1986, served as Chairman of the
Committee; Audit Committee  Compensation Committee since 1997 and has been a member of the Audit Committee since 1997. He has been the President
                            and Director of Harder Management Corporation, Inc., a
                            registered investment advisory firm, since its establishment in 1971. He has also been the President and Director of
                            Entrepreneurial Ventures, Inc., a private equity investment firm, since its founding in 1986. Mr. Harder is a Director of, and member of the Compensation Committee of the Board of
                            Directors of Lightbridge, Inc., a wireless industry software services provider. He is also a director of RentGrow, Inc.,
                            Trade Credit Corporation and UpToDate in Medicine, Inc. Mr.
                            Harder earned an M.B.A. from the Wharton School of the
                            University of Pennsylvania, and a B.A. with honors from
                            Cornell University.

Jeffrey P. Parker, 56       Jeffrey P. Parker has served as a Director of the
                            Corporation since 1992. He is the founder and has served
                            since 1997 as the Chief Executive Officer of CCBN.COM, a
                            world wide web information services company based in Boston.
                            He is also the founder and has served since 1991 as the
                            managing director of Private Equity Investments, a venture capital firm focusing on start-up and early stage companies.
                            Mr. Parker is a Director of CCBN.COM, Pacific Sun Industries
                            and Vintage Partners. Mr. Parker earned a B.A., an M.A. in
                            Engineering and an M.B.A. from Cornell University.

             CERTAIN INFORMATION REGARDING THE MICROFINANCIAL BOARD

MEETINGS AND COMMITTEES

     During 2000, the MicroFinancial Board met 5 times and acted by unanimous written consent 3 times. The committees of the Board met as follows: the Compensation Committee met 1 time and acted by unanimous written consent 1 time. The Audit Committee met 2 times and acted by unanimous written consent 1 time. In 2000, all MicroFinancial Board members attended 75% of the aggregate of the meetings of the MicroFinancial Board and its committees on which they served.

     The Audit Committee oversees the scope of MicroFinancial's internal auditing, the independence of the outside auditors, the adequacy of MicroFinancial's system of internal accounting controls and procedures, and the adequacy of management's action with respect to recommendations thereon by MicroFinancial's auditors. MicroFinancial is required by the rules of the NYSE to satisfy certain requirements with respect to its Audit Committee. In conformity with those requirements, the MicroFinancial Board has approved the Audit Committee's written charter. A copy of the Audit Committee's charter is included as Appendix A to this Proxy Statement. In addition, the MicroFinancial Board has determined that all of the members of the Audit Committee satisfy the independence and other applicable requirements of the NYSE's listing standards.

     The Compensation Committee is responsible for compensation and benefit plans (including management bonuses).

     The MicroFinancial Board has no nominating committee, as the MicroFinancial Board as a whole studies the qualifications and recommends to the stockholders the election of MicroFinancial directors. A stockholder may nominate a person for election as a director by complying with Section 3.1 of the MicroFinancial By-laws, which provides that advance notice of a nomination must be delivered to MicroFinancial and must contain the name and certain information concerning the nominee and the stockholders who support the nominee's election. A copy of this By-law provision may be obtained by writing to Richard F. Latour, Clerk of MicroFinancial, at 950 Winter Street, Waltham, Massachusetts 02451.

                           COMPENSATION OF DIRECTORS

     The MicroFinancial Board is comprised of five Directors, one of whom, Peter Bleyleben, is a salaried employee of the Corporation who receives no additional compensation for services rendered as a Director. The members of the MicroFinancial Board who were not employees of the Corporation ("Non-Employee Directors") received stock options to purchase 50,000 shares of Common Stock in 1999 and stock options to purchase 50,000 shares of Common Stock in 2000 under the Plan for their service on the MicroFinancial Board. Directors also are reimbursed for out-of-state travel expenses incurred in connection with attendance at meetings of the MicroFinancial Board and committees thereof. In addition, the Corporation pays for health care insurance for each Non-Employee Director other than Mr. Harder.

                       COMPENSATION OF EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

     The following table sets forth the compensation of (i) the Chief Executive Officer of the Corporation, (ii) the four most highly compensated executive officers who were serving as executive officers of the Corporation as of December 31, 2000 (collectively, the "Named Executive Officers"), in each case for the years ended December 31, 2000, 1999 and 1998. Determination of the most highly compensated executive officers is based upon compensation for the Corporation's fiscal year ended December 31, 2000 and does not necessarily reflect the most highly compensated executive officers for the Corporation's fiscal years ended December 31, 1999 and 1998.

                         SUMMARY COMPENSATION TABLE(1)

                                                               ANNUAL COMPENSATION
                                                   --------------------------------------------
                                                                                    ALL OTHER
NAME AND PRINCIPAL POSITION                        YEAR     SALARY      BONUS      COMPENSATION
---------------------------                        ----    --------    --------    ------------
PETER R. BLEYLEBEN...............................  2000    $270,000    $436,873      $72,004(3)
  President, Chief Executive Officer and Director  1999    $260,000    $439,313      $67,505
                                                   1998    $250,888    $364,000      $65,245

RICHARD F. LATOUR................................  2000    $220,000    $278,042      $53,515(4)
  Executive Vice President, Chief Operating        1999    $210,000    $309,226      $41,826
  Officer, Chief Financial Officer, Treasurer,     1998    $198,446    $244,568      $45,690
  Clerk and Secretary

JOHN J. MILLER...................................  2000    $200,000    $ 76,398      $28,222(5)
  Senior Vice President, Sales and Marketing       1999    $146,154    $ 80,000      $26,428
                                                   1998    $      0    $      0      $     0

JOHN PLUMLEE.....................................  2000    $155,769    $ 63,819      $20,888(6)
  Vice President, MIS                              1999    $148,558    $ 57,034      $21,357
                                                   1998    $141,351    $ 44,533      $21,191

CAROL SALVO......................................  2000    $115,269    $ 63,819      $ 4,785(7)
  Vice President, Legal                            1999    $103,462    $ 51,052      $ 4,578
                                                   1998    $ 84,677    $ 34,734      $ 4,022

---------------
(1) Columns required by the rules and regulations of the Securities and Exchange Commission that contain no entries have been omitted.

(2) Bonuses are paid over a three-year period, with one-third payable each year. The remaining two-thirds is subject to discretionary review by the Corporation and, therefore, does not vest to the employee. The bonus amount set forth for each fiscal year thus represents the amount actually paid for such fiscal year, plus amounts relating to the prior two fiscal years.

(3) Amounts for Dr. Bleyleben include: (a) contributions by the Corporation under the Corporation's 401(k) retirement/profit sharing plan in 2000 ($3,199), 1999 ($3,323) and 1998 ($4,000); (b) split dollar life insurance premiums paid by the Corporation in 2000 ($65,259), 1999 ($56,634) and 1998 ($54,156) (in the event of the death of Dr. Bleyleben, the Corporation is entitled to the cash value under such plan with the beneficiary receiving the life insurance portion thereof); and (c) executive disability insurance policy premiums paid by the Corporation in 2000 ($3,546), 1999 ($7,548) and 1998 ($7,089).

(4) Amounts for Mr. Latour include: (a) contributions by the Corporation under the Corporation's 401(k) retirement/profit sharing plan in 2000 ($3,323), 1999 ($3,323) and 1998 ($4,000); (b) split dollar life insurance premiums paid by the Corporation in 2000 ($49,318), 1999 ($34,917) and 1998 ($34,917)
    (in
    the event of the death of Mr. Latour, the Corporation is entitled to the cash value under such plan with the beneficiary receiving the life insurance portion thereof); (c) executive disability insurance policy premiums paid by the Corporation in 2000 ($874), 1999 ($3,033) and 1998 ($3,028); and (d) the
    benefit to the executive of interest-free loans from the Corporation based on the applicable federal rate in effect on the date of issuance of each such loan, in 1999 ($553) and 1998 ($3,745).

(5) Amounts for Mr. Miller include: (a) term life insurance premiums paid by the Corporation in 2000 ($24,084) and 1999 ($24,000); (b) executive disability insurance policy premiums paid by the Corporation in 2000 ($2,984) and 1999 ($2,428); and (c) contributions by the Corporation under the Corporation's 401(k) retirement/profit sharing plan in 2000 ($1,153).

(6) Amounts for Mr. Plumlee include: (a) contributions by the Corporation under the Corporation's 401(k) retirement/profit sharing plan in 2000 ($4,111), 1999 ($3,733) and 1998 ($3,870); (b) split dollar life insurance premiums paid by the Corporation in 2000 ($15,084), 1999 ($15,000) and 1998 ($15,000)
    (in the event of the death of Mr. Plumlee, the Corporation is entitled to the cash value under such plan with the beneficiary receiving the life insurance portion thereof); (c) executive disability insurance policy premiums paid by the Corporation in 2000 ($1,016), 1999 ($1,016) and 1998 ($1,016); and (d) the benefit to the executive of interest-free loans from the Corporation based on the applicable federal rate in effect on the date of issuance of each such loan, in 2000 ($677), 1999 ($1,608) and 1998 ($1,305).

(7) Amounts for Ms. Salvo include: (a) contributions by the Corporation under the Corporation's 401(k) retirement/profit sharing plan in 2000 ($3,090), 1999 ($2,476) and 1998 ($2,597); (b) term life insurance premiums paid by the Corporation in 2000 ($84), 1999 ($84) and 1998 ($84); (c) executive disability insurance policy premiums paid by the Corporation in 2000 ($630), 1999 ($604) and 1998 ($485); and (d) the benefit to the executive of interest-free loans from the Corporation based on the applicable federal rate in effect on the date of issuance of each such loan, in 2000 ($981), 1999 ($1,414) and 1998 ($857).

1998 EQUITY INCENTIVE PLAN

     The following table indicates the aggregate options granted in 2000 to the Named Executive Officers:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                            INDIVIDUAL GRANTS
                       ------------------------------------------------------------
                                          PERCENT OF                                     POTENTIAL REALIZABLE
                                            TOTAL                                      VALUE AT ASSUMED ANNUAL
                         NUMBER OF       OPTIONS/SARS                                    RATES OF STOCK PRICE
                        SECURITIES        GRANTED TO                                   APPRECIATION FOR OPTION
                        UNDERLYING       EMPLOYEES IN     EXERCISE OR                          TERM(3)
                        OPTION/SARS         FISCAL         BASE YEAR     EXPIRATION    ------------------------
NAME                   GRANTED(#)(1)       YEAR(2)           GRANT          DATE         5%($)        10%($)
----                   -------------    --------------    -----------    ----------    ---------    -----------
Peter R. Bleyleben...     100,000            13.7%         $9.78125       2/24/10      $615,097     $1,558,879
Richard F. Latour....     100,000            13.7%         $9.78125       2/24/10       615,097      1,558,879
John Miller..........      80,000            11.0%         $9.78125       2/24/10       492,077      1,247,103
John Plumlee.........      50,000             6.9%         $9.78125       2/24/10       307,548        779,440
Carol Salvo..........      50,000             6.9%         $9.78125       2/24/10       307,548        779,440

---------------
(1) Stock options were granted under the Plan. No stock appreciation rights were awarded with these grants. The options first become exercisable, in five equal annual installments, beginning one year from the grant date, and have a ten-year term. If a change of control of MicroFinancial were to occur, the options would become immediately exercisable in full.

(2) The percentages in the table for the stock options granted in 2000 are based on a total of 730,000 stock options granted in 2000 to MicroFinancial employees, all of which were granted on the same material terms described in footnote (1) above.

(3) The dollar amounts under these columns represent the potential realizable value of each grant assuming that the market value of the Common Stock appreciates from the date of grant to the expiration of the option at annualized rates of 5% and 10%. These assumed rates of appreciation have been specified by the SEC for illustrative purposes only and are not intended to forecast future financial performance or possible future appreciation in the price of the Common Stock. The actual amount the executive officer may realize will depend on the extent to which the stock price exceeds the exercise price of the options on the date the option is exercised.

     The following table indicates the aggregate option exercises in 2000 by the Named Executive Officers and fiscal year-end option values:

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2000
                       AND FISCAL YEAR-END OPTION VALUES

                                                         NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                               SHARES                 OPTIONS AT FISCAL YEAR-END       FISCAL YEAR-END(1)(2)
                             ACQUIRED ON    VALUE     ---------------------------   ----------------------------
NAME                          EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                         -----------   --------   -----------   -------------   -----------    -------------
Peter R. Bleyleben.........         0             0     23,756         35,635              --(3)           --(3)
                                                        16,244         24,365              --(3)           --(3)
                                                        20,000         80,000        $ 39,375        $157,500
Richard F. Latour..........         0             0     34,000             --        $333,200              --
                                                        60,000         90,000              --(3)           --(3)
                                                        20,000         80,000        $ 39,375        $157,500
John Miller................         0             0     32,000         48,000              --(3)           --(3)
                                                        16,000         64,000        $ 31,500        $126,000
John Plumlee...............    12,000      $106,725         --             --              --              --
                                                        20,000         30,000              --(3)           --(3)
                                                        10,000         40,000        $ 19,688        $ 78,750
Carol Salvo................    12,000      $106,350         --             --              --              --
                                                        20,000         30,000              --(3)           --(3)
                                                        10,000         40,000        $ 19,688        $ 78,750

---------------
(1) Value based on $11.75, the closing price of the Common Stock on December 30, 2000, minus the exercise price.

(2) The value of unexercised in-the-money stock options at December 31, 2000 is presented to comply with regulations of the Securities and Exchange Commission. The actual amount realized upon exercise of stock options (if any) will depend upon the excess of the fair market value of the Common Stock over the exercise price at the time the stock option is exercised. There is no assurance that the values of unexercised stock options reflected in this table will be realized.

(3) The exercise price of these options exceeded the fair market value of the Common Stock on December 31, 2000.

PROFIT SHARING PLAN AND DISCRETIONARY BOARD OF DIRECTOR BONUS PROGRAMS

     The Corporation pays annual bonuses and makes profit sharing payments as determined by the Compensation Committee of the MicroFinancial Board. Each year the Compensation Committee indicates to the executive officers the percentage of the following year's pre-tax profits on which profit sharing plan payments will be based. Upon the conclusion of the audit of the prior year's financial results, the Compensation Committee determines the total percentage of pre-tax profits eligible for profit-sharing plan payments, and awards payments to Dr. Bleyleben and one other executive of the Corporation. To enhance long-term retention of these executives, only one-third of the amount awarded is paid at that point in time. The remaining two-thirds may be paid out over the next two years in the discretion of the Compensation Committee and are subject to separate annual approvals of the Compensation Committee.

EMPLOYMENT AGREEMENTS

     The Corporation has entered into Employment Agreements with Dr. Bleyleben and Mr. Latour for a three-year period commencing June 12, 1998, subject to automatic successive one-year renewals unless terminated pursuant to the terms thereof. In the event of a termination of the Employment Agreements by the Corporation without cause, or by Dr. Bleyleben or Mr. Latour for specified good reason, the Employment Agreements provide for three years of severance payments to Dr. Bleyleben and Mr. Latour, respectively, on the basis of their highest base salary during the employment period. In addition, Dr. Bleyleben and Mr. Latour would also be entitled to a prorated payment of base salary and bonus to the date of termination, and the acceleration of deferred compensation and accrued but unpaid amounts under the Corporation's bonus and/or profit sharing plans. Dr. Bleyleben's and Mr. Latour's current base salaries, respectively, are $270,000 and $220,000. The bonus for the current fiscal year will be determined by the MicroFinancial Board. If, in connection with a payment under their Employment Agreement, either Dr. Bleyleben or Mr. Latour shall incur any excise tax liability on the receipt of "excess parachute payments" as defined in
Section 280G of the Internal Revenue Code of 1986, as amended, the Employment Agreements provide for gross-up payments to return them to the after-tax position they would have been in if no excise tax had been imposed. As used in each Employment Agreement, "for good reason" means the assignment to the executive of duties inconsistent with the executive's position, authority, duties or responsibilities; the failure by the Corporation to pay the agreed base salary and provide the executive with benefits; moving the executive to a location outside of the metropolitan Boston, Massachusetts area; and the failure by the Corporation to require a successor to assume all obligations under the Employment Agreement.

     The Corporation has also entered into separate employment agreements with each of the remaining Named Executive Officers (other than Mr. Miller) which are designed to provide an incentive to each executive to remain with the Corporation pending and following a Change in Control (as defined below). Each employment agreement has an initial term of one year following a Change in Control, with automatic extensions upon the expiration of the initial one-year term for successive one-month periods. Pursuant to each employment agreement, the executive will be entitled to receive an annual base salary of not less than twelve times the highest monthly base salary paid or payable to the executive within the twelve months preceding the Change in Control. If the employment agreement is terminated by the MicroFinancial Board other than for cause, death or disability, or is terminated by the executive for specified good reason, the Corporation shall pay to the executive in a cash lump sum within 30 days after the date of termination, the aggregate of the following amounts: (i) the executive's annual base salary through the date of termination; (ii) a special bonus (reduced over time as described below) in the initial amount of $575,000, $600,000 and $585,000 for Messrs. Hines and Plumlee and Ms. Salvo (the "Special Bonus"), respectively; (iii) any other compensation previously deferred by the executive, together with any accrued interest or earnings thereon; and (iv) any accrued vacation pay. Beginning on February 25, 1999 and on each anniversary of that date, the Special Bonus for each of Messrs. Hines and Plumlee and Ms. Salvo is reduced by $150,000 until such time as the Special Bonus equals zero ($0).

     "Change in Control" means (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of Common Stock or the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors; (ii) individuals who, as of the date of the Plan constitute the MicroFinancial Board, cease for any reason to constitute at least a majority of the MicroFinancial Board except with respect to any director who was approved by a vote of at least a majority of the directors then comprising the MicroFinancial Board; (iii) approval by the shareholders of the Corporation of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, more than 60% of the then outstanding shares of Common Stock continues to be owned by the shareholders who were the beneficial holders of such stock prior to such transaction; or (iv) approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation or the sale or other disposition of all or substantially all of the assets of the Corporation.

     The Corporation and Mr. Miller entered into an employment agreement on March 10, 1999. Pursuant to this employment agreement, the Corporation may terminate Mr. Miller's employment for "Cause" (as defined below) at any time. "Cause" means (i) a material breach by Mr. Miller of his obligations to the Corporation, or (ii) conviction of Mr. Miller of a felony. Mr. Miller may terminate his employment with the Corporation at any time for "Good Reason" (as defined below). "Good Reason" means (i) the assignment to Mr. Miller of any duties materially inconsistent with his position; (ii) any material breach of this employment agreement by the Corporation; and (iii) the Corporation's requiring Mr. Miller to be based at any office or location other than that described in this employment agreement or within the metropolitan Boston, Massachusetts area. In the event Mr. Miller's employment is terminated without Cause by the Corporation or Mr. Miller terminates his employment for Good Reason, during the 18-month period commencing April 12, 1999 (the "Protection Period"), Mr. Miller is entitled to severance payments for the number of months after the termination date remaining in the Protection Period and, in addition, Mr. Miller will not be eligible to participate in any other benefits or plans of the Corporation. In the event Mr. Miller's employment with the Corporation is terminated for Cause or he voluntarily terminates his employment, Mr. Miller will not be entitled to any severance payments. This employment agreement also provides that the Corporation will enter into its standard change of control employment agreement with Mr. Miller which provides, among other things, for the acceleration and immediate vesting of stock options and the protection of his base compensation and profit sharing payment, if earned, for a period of 12 months from the change of control date. In addition, if the change of control occurs during the initial 12 months of Mr. Miller's employment, his base compensation and profit sharing payment, if earned, will be protected for a period of 18 months from the change of control date. Pursuant to this employment agreement, the Corporation has agreed to negotiate a new employment agreement with Mr. Miller approximately 12 months after the date on which he begins his employment with the Corporation.

                         OTHER INFORMATION RELATING TO
                   DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

CERTAIN TRANSACTIONS

     Richard F. Latour, Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Corporation has an outstanding demand note issued to the Corporation. As at December 31, 2000, the balance payable to Mr. Latour under this demand note was $$37,608.05 at an interest rate per annum equal to a bank prime rate minus 1%.

     Peter R. Bleyleben, the President and Chief Executive Officer and a Director of the Corporation, loaned the Corporation an aggregate of $125,000 in the form of junior subordinated notes as follows (collectively, the "Bleyleben Notes"): $100,000 on December 1, 1996 at 12% interest per annum maturing December 1, 2001; and $25,000 on June 1, 1998 at 10.5% interest per annum maturing June 1, 2003. The Corporation repaid the Bleyleben Notes in full on March 22, 1999. Mr. Bleyleben also loaned the Corporation an aggregate of $325,000 in the form of demand notes as follows (collectively, the "Bleyleben Demand Notes"): $100,000 on October 17, 1997 at an interest rate per annum equal to a bank prime rate minus 1%; $100,000 on December 1, 1998 at an interest rate per annum equal to a bank prime rate minus 1%; and $125,000 on March 22, 1999 at an interest rate per annum equal to a bank prime rate minus 1%. The Corporation repaid the Bleyleben Demand Notes in full on January 12, 2000.

     On March 29, 1999, Ms. Ingrid Bleyleben loaned the Corporation $200,000 in the form of a demand note at an interest rate per annum equal to a bank prime rate minus 1%. As of December 31, 2000, the balance payable to Ms. Bleyleben under this demand note was $200,000.

     All of the foregoing transactions are on terms similar to those that would have been obtained through arms-length negotiations.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (as amended, the "Exchange Act") requires the Corporation's directors, officers and persons who beneficially own more than ten percent (10%) of the Common Shares (each, a "Reporting Person") to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to the Corporation pursuant to Section 16(a) of the Exchange Act. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Corporation pursuant to Rule 16a-3(e) of the Exchange Act during fiscal year ending December 31, 2000 and on written representations from Reporting Persons, the Corporation believes that each Reporting Person complied with all applicable filing requirements during its fiscal year ended December 31, 2000, with the exception of John Plumlee who failed to file a timely Form 4 to report three transactions occurring in June 2000 which involved a total of 6,000 shares. These transactions were subsequently reported by the Reporting Person.

 NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE CORPORATION'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND PERFORMANCE GRAPH SET FORTH HEREIN
   SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS AND SHALL NOT
                   OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                         COMPENSATION COMMITTEE REPORT

OVERVIEW AND PHILOSOPHY

     The Compensation Committee of the Board of Directors (the "Compensation Committee") is composed of three members, all of whom are outside directors of the Corporation. The Compensation Committee provides overall guidance on the Corporation's compensation and benefits philosophy. In addition, the Compensation Committee approves and monitors the Corporation's:

     - executive compensation and benefits programs

     - executive employment agreements, if any

     - 1998 Equity Incentive Plan

     The primary objectives of the Compensation Committee are to assure that the Corporation's executive compensation and benefits programs:

     - reflect the Corporation's entrepreneurial orientation

     - are competitive with other growing companies of similar size and business

     - safeguard the interests of the Corporation and its stockholders

     - are effective in driving performance to achieve financial goals and create stockholder value

     - foster teamwork on the part of management

     - are cost-efficient and fair to employees, management and stockholders

     - are well communicated to and understood by program participants

     The Corporation's executive compensation policies are designed to attract, motivate and retain highly qualified executive officers who can enhance stockholder value, and to support a performance-oriented environment that rewards achievement of the Corporation's financial goals. The Compensation Committee meets at least once during each fiscal year to review the Corporation's existing compensation and benefits programs and to consider modifications that seek to provide a direct relationship between executive compensation and sustained corporate performance.

     The Corporation compensates its executive officers through four principal types of compensation: annual base salary, profit-sharing payments, board bonus payments, and long-term incentive awards through stock options. The Corporation, as a matter of policy, places substantial emphasis on both the profit sharing plan and long-term stock options since the Corporation believes that correlating both annual financial performance of the Corporation and long term share valuation with executive officer compensation is in the best interest of the shareholders.

BASE SALARY

     The annual base salary of each executive officer is based on the scope of his or her responsibility and accountability within the Corporation, as well as on performance and experience criteria. In addition, the Compensation Committee considers salary and other compensation arrangements of other companies of similar size, business and similar growth to determine appropriate levels required to attract, motivate and retain the most qualified management personnel.

     The Compensation Committee determines and makes final decisions regarding base salary of executives on an annual basis. The Compensation Committee recognizes that, to some degree, the determination of an executive officer's base salary involves subjective considerations.

PROFIT SHARING PLAN

     A significant component of an executive officer's total cash compensation may consist of a profit sharing plan payment, which is intended to make the executive officer's compensation dependent on the Corporation's performance and to provide executive officers with incentives to achieve the Corporation's goals, increase stockholder value, and work as a team.

     For purposes of determining profit sharing payments, the Corporation, since the early days of its existence, has placed a heavy emphasis on financial profits achieved by the Corporation. Each year the Compensation Committee indicates to the executive officers the percentage of the following year's pre-tax profits on which profit sharing plan payments will be based. Upon the conclusion of the audit of the prior year's financial results, the Compensation Committee determines the total percentage of pre-tax profits eligible for profit-sharing plan payments, and awards payments to Dr. Bleyleben and one other executive of the Corporation. To enhance long term retention of these executives, only one-third of the amount awarded is paid at that point in time. The remaining two-thirds may be paid out over the next two years in the discretion of the Compensation Committee and are subject to separate annual approvals of the Compensation Committee.

     To enhance the retention of other senior personnel and to foster a spirit of teamwork, the Compensation Committee also establishes a pool along the same philosophy as for the two executives, and delegates to the President and Chief Executive Officer the decision as to how and to whom to allocate the approved funds. Any such bonuses are also determined and paid upon completion of the Corporation's annual audit.

BOARD BONUS PAYMENTS

     In addition, the Compensation Committee may approve an additional bonus based on the Committee's subjective evaluation of the quality and success of the executive.

LONG-TERM STOCK OPTION COMPENSATION

     The Compensation Committee believes that providing key employees, including executive officers, with the opportunity to acquire stock ownership over time is the most desirable way to align their interests with those of the Corporation's stockholders. Stock options, awarded under the Plan, provide an incentive that focuses the attention of executive officers on managing the Corporation from the perspective of an owner with an equity interest in the business. In addition, stock options are a key part of the Corporation's program for motivating and rewarding managers and other employees over the long term. Through the grant of stock options, the Corporation has encouraged its managers and other employees to obtain and hold the Corporation's stock. Stock options granted to employees are tied to future performance of the Corporation's stock and will provide value only when the price of the Corporation's stock exceeds the option grant price.

     The Compensation Committee determines and makes final decisions regarding stock option awards made under the Plan. Such factors as performance and responsibilities of individual managers and the management team as a whole, as well as general industry practices play an integral role in the determination of the number of options awarded to a particular executive officer or employee. In determining the size of the individual award of options, the Compensation Committee also considers the number of options outstanding and previously granted, the amount of options remaining available for grant under the Plan, the aggregate amount of current awards, and the amount necessary to retain qualified personnel.

     In accordance with its business strategy and compensation philosophy, the Corporation has granted stock options to key executives and managers to afford them an opportunity to participate in the Corporation's future growth and to focus them on the contributions which are necessary for the financial success and business growth of the Corporation and, thereby, the creation of value for its stockholders.

     Stock options are typically awarded based on an assessment of each recipient's ongoing contribution to overall corporate performance. The Corporation's Chief Executive Officer's input for the size and timing of option grants to other executives and managers is an important determinant of the actual grants given. As a means to encourage a stock option recipient to remain in service with the Corporation, stock option awards vest over a period of five years from the date of grant. All incentive stock options have exercise prices at least equal to the fair market value of the Corporation's stock on the date of grant.

2000 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

     The general policies described above for the compensation of the executive officers also apply to the compensation approved by the Compensation Committee with respect to the 2000 compensation for Dr. Peter R. von Bleyleben, the Corporation's Co-Founder, President and Chief Executive Officer.

     Dr. Bleyleben's base salary was $270,000 in 2000, $260,000 in 1999, $250,000, in 1998, $220,000 in 1997 and $190,000 in 1996. Dr. Bleyleben was paid a profit sharing plan payment in 2000 of approximately $366,873, in 1999 of approximately $369,000, approximately $304,000 in 1998, approximately $222,000 in 1997 and approximately $164,000 in 1996 and an additional board bonus of $70,000, $70,000, $60,000, $55,000, and $50,000, respectively, for the same years. During the same time period, the Corporation's pre-tax profits increased from $4.2 million in 1995 to $36.1 million in 2000.

     At December 31, 2000, Dr. Bleyleben had options to purchase 200,000 shares of Common Stock. Options to acquire 100,000 shares of common stock were granted to him on February 25, 1999: 59,391 options at an exercise price equal to the then fair market value of $12.313 per underlying share; and 40,609 options at an exercise price of $13.544 per share which was 10% higher than the then fair market value of $12.313 per underlying share in order to follow regulations of the Internal Revenue Service with regard to issuing qualified incentive stock options. Options to acquire 100,000 shares of common stock were granted to him on February 25, 2000 at an exercise price equal to the then fair market value of $9.781 per underlying share. Due to the relatively large number of shares held and options granted to and exercised by Dr. Bleyleben in the past, the Compensation Committee is of the opinion that the financial incentive of Dr. Bleyleben is fully aligned with those of all other shareholders.

     Dr. Bleyleben continues to fulfill a central and critical role in the development of the Corporation as a whole, including but not limited to the achievement of the Corporation's 2001 goals, and it is the Compensation Committee's expectation that he will continue to have an important influence on the Corporation's goals outlined for 2001. The Compensation Committee believes that Dr. Bleyleben's compensation arrangement reflects the above-described compensation philosophy of the Corporation designed to align management compensation closely with financial performance and increased stockholder value.

IRS MATTERS

     Under Section 162(m) of the Internal Revenue Code and the regulations promulgated thereunder, deductions for employee remuneration in excess of $1 million which is not-performance-based are disallowed for publicly traded companies. Since levels of compensation paid by the Corporation are expected to be significantly below $1 million, the Compensation Committee has determined that it is unnecessary at this time to seek to qualify the components of its compensation program as performance-based compensation within the meaning of
Section 162(m).

                                          COMPENSATION COMMITTEE:

                                          Torrence C. Harder, Chairman
                                          Alan J. Zakon
                                          Brian E. Boyle

                             AUDIT COMMITTEE REPORT

     In connection with the preparation and filing of our Annual Report on Form 10-K for the year ended December 31, 2000, the Audit Committee (i) reviewed and discussed the audited financial statements with management, (ii) discussed with Deloitte & Touche LLP, the Corporation's independent auditors, the matters required to be discussed by Statement of Auditing Standards 61 (as modified or supplemented) and (iii) received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (as modified or supplemented) and discussed the independence of Deloitte & Touche LLP with Deloitte & Touche LLP. Based on the review and discussions referred to above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.

                                          AUDIT COMMITTEE:

                                          Alan J. Zakon, Chairman
                                          Brian E. Boyle
                                          Torrence C. Harder

                               PERFORMANCE GRAPH

     The following graph illustrates a twenty-three (23) month comparison of cumulative total returns for the Corporation's Common Stock, the NYSE Stock Index and the S&P Mid-Cap Financials Index from February 5, 1999 through December 31, 2000. Cumulative total return for the periods shown in the Performance Graph is measured assuming an initial investment of $100 on February 5, 1999, the date of the Corporation's initial public offering, and the reinvestment of dividends, if any.

NOTE: MANAGEMENT CAUTIONS THAT THE HISTORIC STOCK PRICE PERFORMANCE INFORMATION SHOWN IN THIS GRAPH MAY NOT BE INDICATIVE OF CURRENT STOCK PRICE LEVELS OR FUTURE STOCK PRICE PERFORMANCE.
[Performance Graph]

                                                                             S&P MID-CAP FINANCIALS            NYSE INDEX
                                                  MFI (2/5/1999 = 100)          (2/5/1999 = 100)            (2/5/1999 = 100)
                                                  --------------------       ----------------------      ----------------------
2/5/99                                                   100.00                      100.00                      100.00
3/5/99                                                    87.50                      104.08                      102.70
4/1/99                                                    93.33                      102.63                      104.66
4/30/99                                                  119.01                      115.74                      109.69
5/28/99                                                   81.01                      110.65                      105.95
7/2/99                                                    96.04                      111.05                      111.55
8/6/99                                                    76.65                       98.24                      104.04
9/3/99                                                    67.01                       95.39                      106.57
10/8/99                                                   87.12                       93.38                      104.46
11/5/99                                                   72.28                      104.66                      106.82
12/3/99                                                   78.16                       98.95                      110.12
1/7/00                                                    75.64                       86.22                      109.39
2/4/00                                                    78.84                       82.02                      106.74
3/10/00                                                   64.09                       69.33                      102.05
4/7/00                                                    69.99                       79.49                      112.28
5/5/00                                                    67.73                       77.79                      108.69
6/2/00                                                    63.92                       88.53                      112.33
7/7/00                                                    66.04                       81.55                      111.42
8/4/00                                                    66.36                       88.40                      112.00
9/8/00                                                    68.91                       93.63                      115.06
10/6/00                                                   61.25                       92.69                      111.72
11/3/00                                                   74.37                       94.23                      112.61
12/1/00                                                   72.66                       93.63                      107.53
12/31/00                                                  80.67                      107.17                      111.85

                                   PROPOSAL 2

                          AMENDMENT OF 1998 STOCK PLAN
                        TO INCREASE THE NUMBER OF SHARES

     As noted in the Compensation Committee Report, equity-based compensation is a central component of MicroFinancial's overall compensation system. The MicroFinancial Board believes that such compensation plays a critical role in attracting and retaining high quality and experienced executives and employees who are key to MicroFinancial's success.

BACKGROUND

     The Corporation adopted the Plan effective July 9, 1998 to attract and retain the best available talent and encourage the highest level of performance by directors, employees and other persons who perform services for the Corporation. The Plan permits the Compensation Committee of the Board of Directors (or such other committee designated by the Board) to make various long-term incentive awards as described below ("Awards"), generally equity-based, to eligible persons. The Board of Directors believes that by including various kinds of Awards in the Plan, the Compensation Committee will have maximum flexibility in determining what vehicle is best suited at any particular time to act as a long-term incentive.

     The Corporation had previously reserved and has exhausted 2,000,000 shares of Common Stock for issuance pursuant to the Plan. Consequently, the Board of Directors wishes to increase the number of shares reserved by 2,000,000 shares to 4,000,000 shares. None of the additional 2,000,000 shares have been allocated to any persons under the Plan.

DESCRIPTION OF THE PLAN

     The following description is qualified in its entirety by reference to the terms of the Plan, a copy of which is attached hereto as Appendix B. Except for the increase in the number of reserved shares, no other provisions of the Plan are being amended. As of the Record Date, the fair market value of the Common Stock was $11.35.

     The Plan is administered by the Compensation Committee. So long as it acts consistently with the express provisions of the Plan, the Compensation Committee has the authority to (a) grant Awards; (b) determine the persons to whom Awards shall be granted; (c) determine the size of Awards; (d) determine the terms and conditions applicable to Awards; (e) determine the terms and provisions of Award agreements; (f) interpret the Plan; and (g) prescribe, amend and rescind rules and regulations relating to the Plan.

     The Plan provides for grants of Awards including, but not limited to (a) options to purchase shares of Common Stock consisting of (i) incentive stock options at not less than the fair market value on the date of grant (except in the case of a shareholder possessing more than 10% of the total combined voting power of all classes of Common Stock, in which case the exercise price shall be not less than 110% of the fair market value on the date of grant); (ii) non-qualified stock options at an exercise price determined by the Compensation Committee; (b) stock appreciation rights (either tandem or freestanding) which are rights to receive an amount equal to the increase, between the date of grant and the date of exercise, in the fair market value of the number of shares of Common Stock subject to the stock appreciation right; (c) shares of restricted stock which are shares of Common Stock granted to an eligible person but which have certain conditions attached to them which must be satisfied in order for the holder to have unencumbered rights to the restricted stock; and (d) performance Awards which are awards in shares of Common Stock or cash and which may be awarded based on the extent to which the person achieves selected performance objectives over a specified period of time. All material terms of such Awards shall be determined by the Compensation Committee. At the discretion of the Compensation Committee, in the event of a Change in Control (as hereinafter defined), certain Awards may vest immediately.

     "Change in Control" means (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of Common Stock or the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors; (ii) individuals who, as of the date of the 1998 Plan constitute the Board of Directors, cease for any reason to constitute at least a majority of the Board of Directors except with respect to any director who was approved by a vote of at least a majority of the directors then comprising the Board of Directors;
(iii) approval by the shareholders of the Corporation of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, more than 60% of the then outstanding shares of Common Stock continues to be owned by the shareholders who were the beneficial holders of such stock prior to such transaction; or (iv) approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation or the sale or other disposition of all or substantially all of the assets of the Corporation.

     The Board of Directors may suspend, terminate, modify or amend the Plan at any time without shareholder approval except to the extent that shareholder approval is required by law or by the rules of the principal stock exchange on which the Common Stock is listed. The Board of Directors may not, however, without the consent of the person to whom an Award was previously granted, adversely affect the rights of that person under the Award.

            THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE INCREASE IN THE PLAN FROM 2,000,000 TO 4,000,000 SHARES.

          MATTERS RELATING TO MICROFINANCIAL'S INDEPENDENT ACCOUNTANTS

SELECTION OF INDEPENDENT ACCOUNTANTS

     PricewaterhouseCoopers LLP ("PWC"), the Corporation's independent accountants engaged by the Corporation to audit the Corporation's financial statements for the Corporation's fiscal years ended December 31, 1998 and December 31, 1999, resigned as the Corporation's independent accountants effective as of April 5, 2000. The Board of Directors of the Corporation engaged Deloitte & Touche, LLP ("Deloitte") as its principal accountant to replace PWC.

     Deloitte served as the Corporation's independent accountants for the Corporation's fiscal year ended December 31, 2000.

     Deloitte has advised MicroFinancial that neither it nor any of its members has any direct financial interest in MicroFinancial as a promoter, underwriter, voting trustee, director, officer or employee. All professional services rendered by Deloitte during the Corporation's fiscal year ended December 31, 2000 were furnished at customary rates.

     During the Corporation's audited periods ending December 31, 1998 and December 31, 1999 and the subsequent interim period ending April 5, 2000, there were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PWC, would have caused PWC to make reference to the subject matter of the disagreements in connection with its reports. The Corporation has provided PWC with a copy of this disclosure and PWC has furnished the Corporation with a letter addressed to the Securities and

Exchange Commission stating that PWC agrees with the above statements. A copy of PWC's letter to the Securities and Exchange Commission dated April 6, 2000 is filed as Exhibit No. 18.1 to the Corporation's report on Form 8-K filed with the Securities and Exchange Commission on April 7, 2000.

AUDIT FEES

     The aggregate fees billed for professional services rendered for the audit of the Corporation's annual financial statements for the fiscal year ended December 31, 2000 and the reviews of the financial statements included in the Corporation's Forms 10-Q, were $205,275, of which $195,000 were paid to Deloitte, and $10,275 were paid to PricewaterhouseCoopers LLP.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     Deloitte did not render professional services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

ALL OTHER FEES

     The aggregate fees billed by Deloitte for services rendered to the Corporation, other than the services described above under "Audit Fees" for the fiscal year ended December 31, 2000, were $21,486. These services related to an ERISA audit on our 401(k) plan and income tax work.

     Management does not know of any matters which will be brought before the Special Meeting other than those specified in the Notice of Special Meeting of Stockholders. However, if any other matters properly come before the Special Meeting, the persons named in the form of proxy, or their substitutes, will vote on such matters in accordance with their best judgment.

                           2001 STOCKHOLDER PROPOSALS

     Proposals of stockholders to be included in the proxy statement and form of proxy for the Corporation's 2002 Special Meeting of Stockholders must be received by December 20, 2001. Stockholders who wish to make a proposal at the aforementioned Special Meeting of Stockholders, other than one that will be included in the Corporation's proxy materials, must notify the Corporation no later than January 19, 2002 of such a proposal. If a stockholder makes such a timely notification, the proxies solicited by the MicroFinancial Board will confer discretionary voting authority on the persons named as attorneys in the proxy and such persons may exercise discretionary voting authority under circumstances consistent with the rules of the Securities and Exchange Commission. If a stockholder who wishes to present a proposal fails to notify the Corporation by January 19, 2002, the stockholder shall not be entitled to present the proposal at the meeting. Notwithstanding the failure to timely notify the Corporation, if the proposal is brought before the meeting, then the proxies solicited by the MicroFinancial Board will confer discretionary voting authority on the persons named as attorneys in the proxy.

     Proposals should be mailed to Richard F. Latour, Clerk of MicroFinancial, at 950 Winter Street, Waltham, Massachusetts 02451.

                              FINANCIAL STATEMENTS

     The financial statements of the Corporation are contained in the Corporation's Annual Report on Form 10-K for its fiscal year ended December 31, 2000, that was filed with the Securities and Exchange Commission on March 30, 2001, a copy of which has been provided to the stockholders concurrently herewith. Such report and the financial statements contained therein are not to be considered as a part of this soliciting material.

                                 MISCELLANEOUS

     All the expenses of preparing, assembling, printing and mailing the material used in the solicitation of proxies by the Board will be paid by the Corporation. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Corporation may solicit proxies on behalf of the Board by telephone, telegram or personal interview, the expenses of which will be borne by the Corporation. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials to the beneficial owners of stock held of record by such persons at the expense of the Corporation.

                                          Submitted by Order of the Board of
                                          Directors,

                                          /s/ Richard F. Latour
                                          --------------------------------------
                                          RICHARD F. LATOUR
                                          Clerk

Waltham, Massachusetts
April 19, 2001

                                                                      APPENDIX A

                          MICROFINANCIAL INCORPORATED

                            AUDIT COMMITTEE CHARTER

     This Audit Committee Charter (Charter) has been adopted by the Board Of Directors (the Board) of MicroFinancial Incorporated (the Company). The Audit Committee of the Board (the Committee) shall review and reassess this Charter annually and recommend any proposed changes to the Board for approval.

                                  ORGANIZATION

     The Committee assists the Board in fulfilling its responsibility for the oversight of the quality and integrity of the accounting, audit, internal control and financial reporting practices of the Company. It may also have such other duties as may from time to time be assigned to it by the Board. The membership of the Committee shall consist of at least three directors, who are each free of any relationship that, in the opinion of the Board, may interfere with such member's individual exercise of the independence judgment. Each Committee member shall also meet the independence and financial literacy requirements for serving on the Committee, and at least one member shall have accounting or related financial management expertise, all as set forth in the applicable rules of the New York Stock Exchange. The Committee shall maintain free and open communication with the independent auditors, and Company management. In discharging its oversight role, the Committee is empowered to investigate any matter relating to the practices brought to its attention, with full access to all Company books, records, facilities and personnel. The Committee may retain outside counsel, auditors or other advisors.

     One member of the Committee shall be appointed as chair. The chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, and making regular reports to the Board. The chair will also maintain regular liaison with the CEO, CFO, and the lead independent audit partner.

     The Committee shall meet at least three times per year, or more frequently as the Committee considers necessary. At least once a year the Committee shall have separate private meetings with the independent auditors, and management.

                                RESPONSIBILITIES

- Evaluating, together with the Board and management, the performance of the independent auditors and, where appropriate, replacing such auditors.

- Reviewing and approving audit fees.

- Overseeing the relationship with the independent auditors, including discussing with the auditors the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditors full access to the Committee to report on any and all appropriate matters.

- Discussing with a representative of management and the auditors: (1) the interim financial information contained in the Company's Quarterly Report on Form 10Q prior to filing, (2) the earnings announcement prior to its release and (3) the results of the review of such information by the independent auditors. These discussions may be held with the Committee as a whole or with the Committee chair in person or by telephone.

- Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include a review of the particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded), and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on such review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10K.

- Discussing with management and/or the Company's general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company's financial statements, and any material reports or inquiries from regulatory or governmental agencies.

                                                                      APPENDIX B

                          MICROFINANCIAL INCORPORATED

                           1998 EQUITY INCENTIVE PLAN

1.  PURPOSE

     The purpose of the MicroFinancial Incorporated 1998 Equity Incentive Plan (the "1998 Plan") is to attract and retain the best available talent and encourage the highest level of performance by directors, employees and other persons who perform services for MicroFinancial Incorporated (the "Company"). By affording eligible persons the opportunity to acquire proprietary interests in the Company and by providing them incentives to put forth maximum efforts for the success of the Company's business, the 1998 Plan is intended to serve the best interests of the Company and its stockholders.

2.  DEFINITIONS

     "Affiliate" shall mean (i) any entity that, directly or indirectly, is controlled by the Company, and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

     "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Performance Award or other Stock-Based Award.

     "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

     "Board" shall mean the Board of Directors of the Company.

     "Breach of Conduct" shall mean activities which constitute a serious breach of conduct as determined by the Committee in its sole discretion, including, but not limited to: (i) the disclosure or misuse of confidential information or trade secrets; (ii) activities in violation of the policies of the Company or any Affiliate, including without limitation, the Company's insider trading policy; (iii) the violation or breach of any material provision in any applicable employment contract or agreement; (iv) engaging in conduct relating to the Participant's employment for which either criminal or civil penalties may be sought; (v) engaging in activities which adversely affect or which are contrary or harmful to the interests of the Company or Affiliate, or (vi) engaging in competition with the Company or any Affiliate during employment or within one (1) year following termination of employment with the Company or Affiliate. The determination of Breach of Conduct shall be determined by the Committee in good faith and in its sole discretion.

     "Change in Control" shall mean:

          (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended [the "Exchange Act"]) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange act) of 50% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities") or;

          (ii) the cessation for any reason of individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the

     Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or

          (iii) the approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

          (iv) the approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Committee" shall mean the Compensation Committee of the Board or such other committee consisting of not less than two Board members designated by the Board to administer the 1998 Plan.

     "Common Shares" shall mean shares of the Class A common stock, $.01 par value, of the Company, or such other securities of the Company as may be designated by the Committee from time to time.

     "Company" shall mean MicroFinancial Incorporated, a Massachusetts corporation.

     "Effective Date" means July 9, 1998.

     "Employee" shall mean an employee of the Company or of any Affiliate, a director of the Company, or any non-employee who provides services to the Company or any Affiliate.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" of the Common Shares shall mean the average of the high and low prices of the Common Shares as reported by the New York Stock Exchange, or the Fair Market Value of any other property or other item being valued as determined by the Committee in its sole discretion.

     "Freestanding Right" shall mean a Stock Appreciation Right awarded by the Committee pursuant to Paragraph 7 of the 1998 Plan other than in connection with an Option.

     "Incentive Stock Option" shall mean the right to purchase Common Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

     "Insider" shall mean, at any time, an individual who is an officer, director, or 10% stockholder of the Company within the meaning of Exchange Act Rule 16a-1(f) as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

     "Non-Qualified Stock Option" shall mean a right to purchase Common Shares from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option.

     "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

     "Other Stock-Based Award" shall mean any right granted under Section 10 of the Plan.

     "Participant" shall mean any Employee selected by the Committee to receive an Award under the Plan.

     "Performance Award" shall mean any right granted under Section 9 of the Plan.

     "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other equity.

     "Plan" shall mean this MicroFinancial Incorporated 1998 Equity Incentive Plan.

     "QDRO" shall mean a domestic relations order meeting such requirements as the Committee shall determine, in its sole discretion.

     "Restricted Period" shall mean the period during which Restricted Stock and Restricted Units may be forfeited to the Company.

     "Restricted Stock" shall mean Common Shares granted under Paragraph 8 of the 1998 Plan.

     "Restricted Stock Unit" shall mean any unit granted under Paragraph 8 of the 1998 Plan.

     "Rule 16b-3" shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

     "SEC" shall mean the Securities and Exchange Commission.

     "Stock Appreciation Right" shall mean any Tandem Right or Freestanding Right granted under Paragraph 7 of the 1998 Plan.

     "Tandem Right" shall mean a Stock Appreciation Right awarded by the Committee in connection with an Option pursuant to Paragraph 7 of the 1998 Plan.

     "Total Disability" shall mean a determination by the Committee that the Employee is unable to perform the duties required of him or her by the Company as a result of any physical or mental condition.

3.  SCOPE AND DURATION

     Awards under the 1998 Plan may be granted in the form of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Units, Performance Awards or Other Stock-Based Awards. The maximum aggregate number of Common Shares as to which Awards may be granted from time to time under the 1998 Plan is 4,000,000 shares, subject to adjustment as provided in Paragraph 14. The Common Shares available may be in whole or in part, as the Board shall from time to time determine, authorized but unissued shares or issued shares re-acquired by the Company. Unless otherwise provided by the Committee, Common Shares covered by expired, terminated or forfeited Awards, Awards which are settled for cash or consideration other than the delivery of Common Shares, or Common Shares which are used to exercise any Award or to satisfy the withholding tax liabilities of any Award will be available for subsequent awards under the 1998 Plan. No Incentive Stock Option shall be granted more than 10 years after the Effective Date.

4.  ADMINISTRATION

     The 1998 Plan shall be administered by the Committee. The Committee shall have plenary authority in its discretion, subject to and not inconsistent with the express provisions of the 1998 Plan, to grant Awards, to determine the terms and conditions applicable to Awards, to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of Common Shares to be covered by each grant; to determine the terms and provisions of the Award Agreements entered into in connection with Awards under the 1998 Plan; to interpret the 1998 Plan; to prescribe, amend and rescind rules and regulations relating to the 1998 Plan; and to make all other determinations provided for in the 1998 Plan, or deemed necessary or advisable for the administration of the 1998 Plan. To the extent permissible by law, the Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the 1998 Plan.

5.  ELIGIBILITY; FACTORS TO BE CONSIDERED IN GRANTING AWARDS

     Subject to the discretion of the Committee, Awards may be granted to any Employee of the Company and its Affiliates, a director of the Company, or a non-employee who provides service to the Company or its Affiliates, except that a non-employee shall not be granted an Incentive Stock Option. In determining the Employees to whom Awards shall be granted and the number of Common Shares or units to be covered by each Award, the Committee shall take into account the nature of the Employee's duties, the present and potential contributions to the success of the Company, and such other factors as it shall deem relevant in connection with accomplishing the purposes of the 1998 Plan.

     No award of Incentive Stock Options shall result in the aggregate Fair Market Value of Common Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (determined at the time the Incentive Stock Option is granted) exceeding $100,000.

6.  STOCK OPTIONS

  (a) Exercise Price

     The purchase price of the Common Shares covered by each Option shall be determined by the Committee, but in the case of an Incentive Stock Option shall not be less than 100% of the Fair Market Value (110% in the case of a stockholder owning more than 10% of the combined voting power of all classes of Company stock) of the Common Shares on the date the Option is granted, or if there are no sales on such date, on the next preceding day on which there were sales.

  (b) Terms of Options

     The term of each Incentive Stock Option granted under the 1998 Plan shall not be more than 10 years (5 years in the case of a stockholder of the Company owning more than 10% of the combined voting power of all classes of Company stock) from the date of grant, as the Committee shall determine, subject to earlier termination as provided in Paragraphs 11 and 12. The term of each Non-Qualified Stock Option granted under the 1998 Plan shall be such period of time as the Committee shall determine, subject to earlier termination as provided in Paragraphs 11 and 12.

  (c) Exercise of Options

     (i) Subject to the provisions provided herein, an Option granted under the 1998 Plan shall become vested as determined by the Committee. The Committee may, in its discretion, determine as a condition of any Option, that all or a stated percentage of the Option shall become exercisable, in installments or otherwise, only after the completion of a specified service requirement, or the satisfaction or occurrence of other conditions. The Committee may also, in its discretion, accelerate the exercisability of any Option at any time and provide in any Award Agreement that the Option shall become immediately exercisable as to all Common Shares remaining subject to the Option upon a Change in Control.

     (ii) Subject to applicable regulatory restrictions, an Option may be exercised at any time or from time to time (further subject, in the case of an Incentive Stock Option, to such restrictions as may be imposed by the Code), as to any or all full shares as to which the Option has become exercisable. Notwithstanding the foregoing provision, no Option may be exercised without the prior consent of the Committee by an Insider until the expiration of six months from the date of the grant of the Option.

     (iii) Except as provided in Paragraphs 11, 12 and 13, no Option may be exercised at any time unless the holder thereof is then an Employee of the Company or one of its Affiliates.

     (iv) The Committee, in its sole discretion, may elect, in lieu of delivering all or a portion of the Common Shares as to which an Option has been exercised, if the Fair Market Value of the Common Shares exceeds the exercise price of the Option, (i) to pay the Employee in cash or in Common Shares, or a combination of cash and Common Shares, an amount equal to the excess of (A) the Fair Market Value on the exercise date of the Common Shares as to which such Option has been exercised, or if there were no sales on such date, on the next preceding day on which there were sales over (B) the Option price, or (ii) in the case of a Non-Qualified Stock Option, to defer payment and to credit the amount of such excess on the Company's books for the account of the Option and either (a) to treat the amount in such account as if it had been invested in the manner from time to time determined by the Committee, with dividends or other income therein being deemed to have been so reinvested or (b) for the Company's convenience, to contribute the amount credited to such account to a trust, which may be revocable by the Company, for investment in the manner from time to time determined by the Committee and set forth in the instrument creating such trust. The Committee's election pursuant to this subparagraph (c)(iv) shall be made by giving written notice of such election to the Employee (or other person exercising the Option). Common Shares paid pursuant to this subparagraph (c)(iv) will be valued at the Fair Market Value on the exercise date, or if there were no sales on such date, on the next preceding day on which there were sales.

  (d) Payment

     The purchase price of the Common Shares as to which an Option is exercised shall be paid in full at the time of exercise. Payment may be made (i) in cash, which may be paid by check, or other instrument acceptable to the Company, (ii) with the consent of the Committee or the Chief Executive Officer, in Common Shares, valued at the Fair Market Value on the date prior to exercise, or if there were no sales on such date, on the next preceding day on which there were sales, (iii) with the consent of the Committee and subject to such terms and conditions as it may determine, by surrender of outstanding Awards under the 1998 Plan, (iv) with the consent of the Committee, the delivery of a promissory note containing such terms as deemed acceptable to the Committee, or (v) any combination of the above. In addition, any amount necessary to satisfy applicable federal, state or local tax requirements shall be paid promptly upon notification of the amount due. The Committee may permit such amount to be paid in Common Shares previously owned by the Employee, or a portion of the Common Shares that otherwise would be distributed to such Employee upon exercise of the Option, or a combination of cash and such Common Shares.

  (e) Change in Control

     In the event of a Change in Control while any Option remains outstanding, all Options shall become immediately exercisable and fully vested. In lieu of delivering all or any portion of the Common Shares as to which an Option has been exercised within sixty (60) days of a Change in Control, the Committee may elect to pay each holder of an Option, not later than the effective date of any such transaction, an amount in cash equal to the excess of the Fair Market Value of the Common Shares the Option holder would have received upon exercise of the Option over the aggregate exercise price.

7.  STOCK APPRECIATION RIGHTS

  (a) Awards

     The Committee may award Stock Appreciation Rights to Employees of the Company or any of its Affiliates. Stock Appreciation Rights may be either Tandem Rights or Freestanding Rights. Tandem Rights may be awarded either at the time the Option is granted or at any time prior to the exercise of the Option.

  (b) Terms and Conditions

     (i) Each Tandem Right shall be subject to the same terms and conditions as the related Option and shall be exercisable only to the extent the Option is exercisable.

     (ii) The price per share specified in a Freestanding Right shall be determined by the Committee, but in no event shall be less than the Fair Market Value of the Common Shares as of the date of grant. The term of each Freestanding Right shall be such period of time as the Committee shall determine. Subject to the provisions of the 1998 Plan, each Freestanding Right shall become vested as determined by the Committee. Prior to becoming 100% vested, each Freestanding Right shall become exercisable, in installments or otherwise, as the Committee shall determine. The Committee may also, in its discretion, accelerate the exercisability of any Freestanding Right at any time, including a Change in Control.

  (c) Exercise

     (i) Upon exercise of a Stock Appreciation Right, (subject, in the case of a Tandem Right, to the surrender of the related Option or any unexercised portion thereof which the Employee determines to surrender for this purpose) the Employee shall be entitled to receive, subject to the provisions of the 1998 Plan and such rules and regulations as from time to time may be established by the Committee, a payment having an aggregate value equal to (A) the excess of
(i) the Fair Market Value on the exercise date of one Common Share over (ii) the Option price per share, in the case of a Tandem Right, or the price per share specified in the terms of a Freestanding Right, times (B) the number of Common Shares with respect to which the Stock Appreciation Right shall have been exercised.

     (ii) Upon exercise of a Tandem Right, the number of Common Shares subject to exercise under the related Option shall automatically be reduced by the number of Common Shares represented by the Option or portion thereof surrendered.

     (iii) A Tandem Right related to an Incentive Stock Option may only be exercised if the Fair Market Value of a Common Share on the exercise date exceeds the Option price.

  (d) Payments

     (i) The payment described in subparagraph (c)(i) above shall be made in the form of cash, Common Shares, or a combination thereof, as elected by the Employee, provided that the Committee shall have sole discretion to consent to or disapprove the election of an officer or director to receive all or part of a payment in cash.

     (ii) If upon exercise of a Stock Appreciation Right the Employee is to receive a portion of the payment in Common Shares, the number of shares received shall be determined by dividing such portion by the Fair Market Value of a share on the exercise date. The number of Common Shares received may not exceed the number of Common Shares covered by any Option or portion thereof surrendered. Cash will be paid in lieu of any fractional share.

     (iii) Whether payments to Employees upon exercise of Tandem Rights or Freestanding Rights are made in cash, Common Shares or a combination thereof, the Committee shall have sole discretion as to timing of the payments, whether in one lump sum or in annual installments or otherwise deferred, which deferred payments may in the Committee's sole discretion (i) bear amounts equivalent to interest or cash dividends, (ii) be treated as invested in the manner from time to time determined by the Committee, with dividends or other income thereon being deemed to have been so reinvested, or (iii) for the convenience of the Company, contributed to a trust, which may be revocable by the Company or subject to the claims of its creditors, for investment in the manner from time to time determined by the Committee and set forth in the instrument creating such trust, all as the Committee shall determine.

     (iv) No payment will be required from the Employee upon exercise of a Stock Appreciation Right, except that any amount necessary to satisfy applicable federal, state or local tax requirements shall be withheld or paid promptly upon notification of the amount due and prior to or concurrently with delivery of cash or a certificate representing shares. The Committee may permit such amount to be paid in (i) Common Shares previously owned by the Employee, (ii) a portion of the Common Shares that otherwise would be distributed to such Employee upon exercise of the right, or (iii) a combination of cash and Common Shares.

8.  RESTRICTED SHARES OR RESTRICTED UNITS

  (a) Awards

     Restricted Stock or Restricted Stock Units may be awarded by the Committee in its sole discretion. At the time an award of Restricted Shares or Restricted Units is made, the Committee shall (i) establish a Restricted Period applicable to such award, (ii) prescribe conditions for the incremental lapse of restrictions during the Restricted Period, or for the lapse or termination of restrictions upon the satisfaction or occurrence of other conditions in addition to or other than the expiration of the Restricted Period, including a Change in Control, and (iii) determine all other terms and conditions of such award, including voting and dividend or dividend equivalent rights.

  (b) Restrictions on Transfer

     Upon the grant of Restricted Shares, a stock certificate representing the number of Common Shares equal to the number of Restricted Shares granted to an Employee shall be registered in the Employee's name but shall be held in custody by the Company for the Employee's account. The Employee shall not be entitled to delivery of the certificate or to sell, transfer, assign, pledge or otherwise encumber the Restricted Shares until the expiration of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee. Upon the forfeiture of any Restricted Shares, such forfeited Restricted Shares shall be transferred to the Company without further action by the Employee.

  (c) Delivery of Shares

     Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee or at such earlier time as provided for in Paragraph 12, a stock certificate for the number of Common Shares with respect to which the restrictions have lapsed, or one Common Share for each Restricted Unit with respect to which the restrictions have lapsed, shall be delivered, free of all such restrictions, except any that may be imposed by law, to the Employee or the Employee's beneficiary or estate, as the case may be. Fractional Shares will be paid in cash.

  (d) Payment

     No payment will be required from the Employee upon the issuance or delivery of any Common Shares, except that any amount necessary to satisfy applicable federal, state or local tax requirements shall be withheld or paid promptly upon notification of the amount due and prior to or concurrently with the issuance or delivery of a certificate representing such shares. The Committee may permit such amount to be paid in (i) Common Shares previously owned by the Employee,
(ii) a portion of the Common Shares that otherwise would be distributed to such Employee upon the lapse of the restrictions applicable to the Restricted Shares or Restricted Units, or (iii) a combination of cash and Common Shares.

9.  PERFORMANCE AWARDS

  (a) Grant

     Performance Awards may be granted to any Employee by the Committee in its sole discretion. A Performance Award shall consist of a right that is (i) denominated in cash or Common Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

  (b) Terms and Conditions

     Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall (i) determine the performance goals to be achieved during any performance period, (ii) the length of any performance period, (iii) the amount of any Performance Award, (iv) the amount and kind of any payment or transfer to be made pursuant to any Performance Award, and (v) all other terms and conditions of any Performance Award, including the consequences of death, Disability, termination of employment and Change in Control.

  (c) Payment of Performance Awards

     Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Committee, on a current or deferred basis.

10.  OTHER STOCK-BASED AWARDS

     The Committee shall have authority to grant to eligible Employees an "Other Stock-Based Award", which shall consist of any right that is an Award of Common Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Shares (including, without limitation, securities convertible into Common Shares), as deemed by the Committee to be consistent with the purposes of the Plan, other than an Award described in Paragraphs 6 through 9 above.

11.  TERMINATION OF EMPLOYMENT

     Unless otherwise determined by the Committee, and subject to such restrictions as may be imposed by the Code in the case of any Incentive Stock Options, in the event that the employment of an Employee to whom an Option or Stock Appreciation Right has been granted under the 1998 Plan shall be terminated (except as set forth in Paragraph 12), such Option or Stock Appreciation Right may, subject to the provisions of the 1998 Plan, be exercised, to the extent that the Employee was entitled to do so at the termination of his employment, at any time within three months after such termination, but in no case later than the date on which the Option or Stock Appreciation Right terminates; provided, however, that any Option or Stock

Appreciation Right held by an Employee whose employment is terminated for a Breach of Conduct shall terminate immediately.

     Unless otherwise determined by the Committee, if an Employee to whom Restricted Shares or Restricted Units have been granted ceases to be an Employee prior to the end of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee for any reason other than death or Total Disability, the Employee shall immediately forfeit all Restricted Shares and Restricted Units.

12.  DEATH OR TOTAL DISABILITY OF EMPLOYEE

     Unless otherwise determined by the Committee, if an Employee to whom an Award has been granted under the 1998 Plan shall die or suffer a Disability while employed by the Company, such Option or Stock Appreciation Right may be exercised, to the extent it was exercisable at the date of termination, at any time within one year after the date of the Employee's death or Total Disability, but in no case later than the date on which the Option or Stock Appreciation Right otherwise terminates.

13.  NON-TRANSFERABILITY OF AWARDS

     Awards granted under the 1998 Plan shall not be transferable other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by Section 414(p) of the Code except to the extent provided in any Award Agreement and permitted under applicable law.

14.  ADJUSTMENT UPON CHANGES IN CAPITALIZATION, ETC.

     (i) The existence of outstanding Options or other Awards shall not affect in any way the right or ability of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Shares or the rights hereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business or substantially all of the outstanding stock of the Company, or any other corporate act or proceeding, whether of a similar character or otherwise.

     (ii) If the Company shall effect a subdivision, consolidation or reclassification of the Common Shares or other capital readjustment or recapitalization, the payment of a stock dividend, or other increase or reduction in the number of the Common Shares outstanding, without receiving compensation therefor in money, services or property, then the number, class, and per share price of Common Shares shall be appropriately adjusted in such a manner as to entitle Employees to receive, for the same aggregate cash consideration, if applicable, the same total number and class of shares as he would have received as a result of the event requiring the adjustment.

     (iii) Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Common Shares then subject to outstanding options.

15.  BREACH OF CONDUCT

     In the event of a Breach of Conduct by a Participant or former Participant within two years of termination of employment, the Committee may, in its sole discretion, (i) cancel any Award, whether vested or not, in whole or in part, as of the date specified by the Committee, which shall thereafter be communicated in writing to such Participant or former Participant, and/or (ii) upon written notice to such Participant or former Participant, demand that any or all stock certificates for Common Shares or Restricted Shares acquired under this Plan, or any profit realized in connection with the sale or transfer of such Common Shares or Restricted Shares, or any proceeds received upon the exercise or settlement of a Stock Appreciation Right, Performance Award or other Stock-Based Award, be returned to the Company within five (5) days of receipt of such notice. If the Participant or former Participant shall have paid any consideration for the acquisition of Common Shares or Restricted Shares, or the settlement or any Award, the Company shall immediately thereafter return such consideration to the Participant or the former Participant, without interest. The Company shall be entitled to reimbursement of reasonable attorneys fees and expenses incurred in seeking to enforce its rights under this Section 15.

16.  EFFECTIVE DATE

     The 1998 Plan shall be effective as of July 9, 1998, provided that the adoption of the 1998 Plan shall have been approved by the stockholders of the Company not later than 12 months after such date. The Committee may, in its discretion, grant Awards under the 1998 Plan, the grant, exercise or payment of which shall be expressly subject to the conditions that, to the extent required at the time of grant, exercise or payment, (i) if the Company deems it necessary or desirable, a Registration Statement under the Securities Act of 1933 with respect to such Common Shares shall be effective, and (ii) any requisite approval or consent of any governmental authority of any kind having jurisdiction over Awards granted under the 1998 Plan shall be obtained.

17.  TERMINATION AND AMENDMENT

     The Board may suspend, terminate, modify or amend the 1998 Plan at any time without stockholder approval except as may be required by the Company's articles of incorporation, applicable laws, regulations and exchange requirements. If the 1998 Plan is terminated, the terms of the 1998 Plan shall, notwithstanding such termination, continue to apply to Awards granted prior to such termination. In addition, no suspension, termination, modification or amendment of the 1998 Plan may, without the consent of the Employee to whom an Award shall theretofore have been granted, adversely affect the rights of such Employee under such Award.

18.  MISCELLANEOUS

  (a) Written Agreements

     Each Award hereunder shall be evidenced by an Award Agreement which shall contain such restrictions, terms and conditions as the Committee may require.

  (b) No Right to Employment

     Nothing in the 1998 Plan or in any Award granted pursuant to the 1998 Plan shall confer upon any Employee any right to continue in the employ of the Company or any of its subsidiaries or interfere in any way with the right of the Company or any such subsidiary to terminate such employment at any time.

  (c) Governing Law

     The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the Commonwealth of Massachusetts.

  (d) Severability

     If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Employee or Award, or would disqualify the Plan or any Award under any law or regulations deemed applicable, or the compliance with which is deemed desirable, including any accounting rules or regulations, by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, rules or regulations, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Employee or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

  (e) Other Laws

     The Committee may refuse to issue or transfer any Common Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Common Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by an Employee, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Employee, holder, or beneficiary.

                                      PROXY

                           MICROFINANCIAL INCORPORATED

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2001, OR ANY ADJOURNMENTS THEREOF. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED BY THEIR STOCKHOLDER(S).

         The undersigned stockholder of MicroFinancial Incorporated (the "Corporation") hereby appoints Peter R. Bleyleben and Richard F. Latour (each a "Proxy Agent"), jointly and severally with full power of substitution to each, as proxies for and on behalf of the undersigned, to attend the Special Meeting of Stockholders of MicroFinancial Incorporated, to be held at Edwards & Angell, LLP, 101 Federal Street, Boston, Massachusetts, on Thursday, May 17, 2001, at 4:30 p.m., or any adjournments thereof, and to vote as directed below all stock of the Corporation which the undersigned would be entitled to vote if personally present.

         By acceptance, each Proxy Agent agrees that this Proxy will be voted in the manner directed by the stockholder giving this Proxy. If no direction is specified, the Proxy will be voted FOR the election of the nominee for Director as set forth on the reverse. Discretionary authority is hereby conferred as to all other matters which may properly come before the meeting or any adjournments thereof. This Proxy, if properly executed and delivered, will revoke all other Proxies.

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEE AND FOR THE AMENDMENT OF THE 1998 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF RESERVED SHARES OF COMMON STOCK.

     THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS A VOTE "FOR" THE NOMINEE AND FOR THE INCREASE IN THE NUMBER OF RESERVED SHARES OF COMMON STOCK UNDER THE 1998 EQUITY INCENTIVE PLAN.

         1.       Election of the following director for a three-year term.

         NOMINEE:   Peter R. Bleyleben

                      FOR                 WITHHELD
                      [ ]                   [ ]

         2. Amendment of the Corporation's 1998 Equity Incentive Plan to increase the number of reserved shares of common stock from 2,000,000 to 4,000,000 shares.

                      FOR                 AGAINST        ABSTAIN
                      [ ]                   [ ]            [ ]

MARK HERE IF YOU PLAN TO ATTEND THE MEETING [ ]

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]


PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ACCOMPANYING ENVELOPE.

NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

         Please sign EXACTLY as name(s) appear hereon. When signing as administrator, attorney, executor, guardian or trustee, please give your full title. If the signer is a corporation or partnership, please sign full corporate or partnership name by any authorized officer or person. If shares are held jointly, each joint owner should sign.



SIGNATURE:_______________________           DATE:______________

SIGNATURE:_______________________           DATE:_______________


                                      -29-